Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"GOLDEN ALLY LIFETECH GROUP INC.", A DELAWARE CORPORATION,

WITH AND INTO "SIGNET INTERNATIONAL HOLDINGS, INC." UNDER THE NAME OF "GOLDEN ALLY LIFETECH GROUP, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE EIGHTH DAY OF JULY, A.D. 2022, AT 11:36 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3920083 8100M
SR# 20222938326

Authentication: 203868085
Date: 07-08-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:36 AM 07/08/2022
FILED 11:36 AM 07/08/2022
SR 20222938326 - File Number 3920083

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GOLDEN ALLY LIFETECH GROUP INC.

WITH AND INTO

SIGNET INTERNATIONAL HOLDINGS, INC.

Pursuant to Section 253 of the Delaware General Corporation Law (the "**DGCL**"), **SIGNET INTERNATIONAL HOLDINGS, INC.**, a Delaware corporation (the "***Corporation***"), does hereby certify to the following information relating to the merger (the "***Merger***") of **GOLDEN ALLY LIFETECH GROUP INC.**, a Delaware corporation (the "***Subsidiary***"), with and into the Corporation, with the Corporation remaining as the surviving corporation:

1. The Corporation owns all the outstanding shares of each class of capital stock of the Subsidiary.

2. The Board of Directors of the Corporation, by resolutions duly adopted by unanimous written consent and attached hereto as **Exhibit A**, determined to merge the Subsidiary with and into the Corporation and to change the Corporation's name to "Golden Ally Lifetech Group, Inc." pursuant to Section 253 of the DGCL.

3. The Corporation shall be the surviving corporation of the Merger.

4. The Certificate of Incorporation of the Corporation, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of the surviving corporation, except that Article FIRST of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

> "FIRST: The name of this corporation is Golden Ally Lifetech Group, Inc. (the "***Corporation***")."

5. The Certificate of Ownership and Merger and the Merger shall become effective upon the filing of such Certificate of Ownership and Merger with the Delaware Secretary of State.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by an authorized officer, the 8th of July 2022.

SIGNET INTERNATIONAL HOLDINGS, INC.

By: /s/ Oliver Keren Ban
Name: Oliver Keren Ban
Title: Chief Executive Officer

EXHIBIT A

BOARD RESOLUTIONS

The undersigned, constituting all of the members of the Board of Directors (the "***Board***") of Signet International Holdings, Inc., a Delaware corporation (the "***Corporation***"), and acting by written consent in lieu of a meeting in accordance with the Delaware General Corporation Law, as amended, hereby adopt the following resolutions:

WHEREAS, the Corporation owns all of the issued and outstanding shares of each class of capital stock of Golden Ally Lifetech Group, Inc., a Delaware corporation (the "***Subsidiary***"); and

WHEREAS, the Board has deemed advisable and in the best interest of the Corporation that the Corporation merge the Subsidiary with and into the Corporation.

NOW, THEREFORE, BE IT:

RESOLVED, that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law (the "***Merger***"), so that the separate existence of the Subsidiary shall cease as soon as the Merger shall become effective, and the Corporation shall continue as the surviving corporation; and

RESOLVED FURTHER, that upon effectiveness of the Merger, Article FIRST of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:

> "FIRST: The name of this corporation is Golden Ally Lifetech Group, Inc. (the "***Corporation***")."

RESOLVED FURTHER, that the Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and any other officer of the Corporation (each such person, an "***Authorized Officer***") be, and each of them hereby is, authorized to prepare and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to file the Certificate of Ownership and Merger with the Secretary of State of Delaware and pay any fees related to such filing; and

RESOLVED FURTHER, that each of the Authorized Officers be, and each of them hereby is, authorized and empowered to take all such further action and to execute, deliver and file all such further agreements, certificates, instruments and documents, in the name and on behalf of the Corporation, and if requested or required, under its corporate seal duly attested by the Secretary or Assistant Secretary; to pay or cause to be paid all expenses; to take all such other actions as they or any one of them shall deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.